Exhibit 99.1

CONTACT:	Investor Relations 404-715-6679 Corporate Communications 404-715-2554

Delta Air Lines Reports Results for September 2006 Quarter

ATLANTA, November 9, 2006 - Delta Air Lines (Other OTC: DALRQ) today reported results for the quarter ended September 30, 2006. Key points include:

•	Delta’s third quarter net income was $52 million. Excluding reorganization items, the net loss was $46 million. A, B

•	Delta made further progress in its restructuring by improving its unit revenue performance, addressing pension and retiree benefit costs, and streamlining its aircraft fleet.

•	As of September 30, 2006, Delta had $3.9 billion in cash, cash equivalents and short-term investments, of which $2.8 billion was unrestricted.

Delta reported net income of $52 million in the third quarter of 2006, a $1.2 billion improvement over the same period last year. Excluding the reorganization items described below, the net loss was $46 million in the third quarter of 2006, a $392 million improvement compared to the $438 million net loss excluding reorganization and special items in the third quarter of 2005.

“Delta’s accomplishments of the past quarter - from our second consecutive quarterly operating profit, to improving our customers’ experience by launching our new domestic transcontinental product, and completing our goal of fleet simplification - are evidence of the continued progress we are making in transforming our company,” said Gerald Grinstein, Delta’s chief executive officer. “Without a doubt, these are demanding times at Delta, and Delta people are more focused than ever on our mission to emerge from bankruptcy as a profitable, competitive, stand-alone airline.”

Financial Performance
Third quarter operating revenues increased by 8.1 percent, or $351 million, compared to the third quarter of 2005, despite a 3.4 percent decrease in capacity and the estimated $40 million negative impact of increased security measures after the security threat in London in August. Passenger unit revenues (PRASM) increased 12.9 percent compared to the September 2005 quarter due to an 11.5 percent improvement in passenger mile yield.

Operating expenses for the third quarter of 2006 decreased 1.3 percent, or $57 million, from the corresponding period in the prior year, despite a fuel expense increase of $246 million attributable to higher fuel prices.C  Fuel prices rose 20.3 percent year over year to an average of $2.19 per gallon, driving a 2.3 percent increase in consolidated unit costs (CASM). As a result of the cost reduction initiatives in Delta’s restructuring plan, mainline CASM excluding fuel and special items decreased 4.8 percent to 6.77 cents.D

-more-

Restructuring Progress
In September 2005, Delta announced a comprehensive restructuring plan intended to deliver $3 billion in annual financial benefits through revenue improvements and cost reductions by the end of 2007. As of September 30, 2006, Delta has achieved 85% of the targeted benefits under its plan. During the September 2006 quarter, the company took the following steps under its restructuring plan:

•
Delta made significant improvements in its unit revenue performance by restructuring its overall network and rebalancing the mix of domestic and international flying. Delta’s strategic initiative to shift capacity from domestic to international flying resulted in year over year improvements to both domestic and international PRASM, which increased 18.1 percent and 3.3 percent, respectively, for the September 2006 quarter. For the month of September, Delta’s PRASM on a length-of-haul adjusted basis was 92% of industry average, up from 84% for the same month last year illustrating the company’s progress in closing the gap to industry standard.E

•
Through more than 100,000 messages and dozens of visits to Capitol Hill, employee and retiree grassroots advocacy pushed pension reform legislation through the legislative process, culminating in President Bush signing The Pension Protection Act of 2006 into law. As a result of the law’s enactment, Delta does not intend to terminate the defined benefit pension plan for its active and retired ground and flight attendant employees.

•
In September, the Bankruptcy Court ruled that Delta met the financial requirements for a distress termination of the Delta Pilots Retirement Plan (Pilot Plan). Unfortunately, the Pension Protection Act of 2006 will not allow Delta to preserve the Pilot Plan, as it provides no relief from the unaffordable costs from the Pilot Plan’s lump sum feature. The company is continuing discussions with the Pension Benefit Guaranty Corporation regarding termination of the Pilot Plan.

•
Delta and its retirees, represented by two committees created in accordance with Section 1114 of the Bankruptcy Code, agreed to changes to healthcare benefits for existing retirees that will result in approximately $50 million in annual savings for Delta. The changes, approved by the Bankruptcy Court on October 20, 2006, will take effect on January 1, 2007.

•
Delta achieved its goal of eliminating four aircraft types from its fleet, reducing an additional 17 aircraft during the September 2006 quarter. Since filing for bankruptcy, Delta has rejected, returned or sold 123 aircraft as of September 30, 2006. As part of its restructuring, the company intends to reduce its fleet by at least 20 additional regional aircraft.

“Our restructuring efforts continue to result in significant year-over-year improvements to both our operating income and margin,” said Edward H. Bastian, Delta’s executive vice president and chief financial officer. “Despite the nearly $250 million impact of higher fuel prices, we improved our operating profits by more than $300 million for the quarter. While we certainly have more work ahead of us, our business plan is on track and we look to emerge from bankruptcy in the first half of next year.”

-more-

Liquidity
At September 30, 2006, the company had $3.9 billion in cash, cash equivalents and short-term investments, of which $2.8 billion was unrestricted. Capital expenditures during the September 2006 quarter were $95 million and debt maturity payments were $181 million. At September 30, 2006, Delta was in compliance with all of the financial covenants in its post-petition financing arrangements.

Fuel Hedging
For the September 2006 quarter, Delta hedged approximately 69% of its fuel consumption. In accordance with SFAS No. 133F, Delta recognizes certain changes in the fair market values of its fuel hedge contracts in its Consolidated Statement of Operations, which in the September 2006 quarter included a $31 million charge to miscellaneous expense, net to account for the ineffective portion of hedge contracts in the current and future quarters.

As of October 31, 2006, the company had hedged approximately 71% of its planned fuel consumption for the December 2006 quarter and the company is currently forecasting its average fuel price for the quarter at $2.03 per gallon.

Reorganization and Special Items
In the third quarter of 2006, Delta recorded a $98 million non-cash gain from reorganization items. These items primarily relate to a decrease in previously estimated pre-petition bankruptcy claims for the restructuring of aircraft financing arrangements.

In the third quarter of 2005, Delta recorded $692 million in net charges for reorganization and special items, including (1) a $607 million charge for reorganization items related to the rejection of aircraft leases and the write-off of debt issuance costs and discounts, and (2) an $85 million settlement charge related to the company’s defined benefit pension plan for pilots.

September Monthly Operating Report
Delta also filed its Monthly Operating Report for September 2006 with the U.S. Bankruptcy Court today. The company reported a net loss of $6 million for the month. Excluding reorganization items, the September 2006 net loss was $134 million.

Other Matters
Included with this press release are Delta’s Consolidated Statements of Operations for the three and nine months ended September 30, 2006; a statistical summary for those periods; selected balance sheet data as of September 30, 2006 and December 31, 2005; and a reconciliation of certain GAAP to non-GAAP financial measures. The Consolidated Statements of Operations present Delta’s net loss as reported under GAAP, as well as Delta’s net loss excluding reorganization and special items.

-more-

Important Financial Disclosure
We believe that our currently outstanding common stock will have no value and will be canceled under any plan of reorganization we propose, and that the value of our various pre-petition liabilities and other securities is highly speculative. Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

About Delta
Delta Air Lines offers customers service to more destinations than any global airline with Delta and Delta Connection carrier service to 290 destinations in 46 countries. With more than 50 new international routes added in the last year, Delta is America’s fastest growing international airline and is a leader across the Atlantic with flights to 28 trans-Atlantic destinations. To Latin America and the Caribbean, Delta offers more than 400 weekly flights to 49 destinations. Delta's marketing alliances also allow customers to earn and redeem SkyMiles on more than 14,000 flights offered by SkyTeam and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. Including its SkyTeam and worldwide codeshare partners, Delta offers flights to 445 worldwide destinations in 92 countries. Customers can check in for flights, print boarding passes and check flight status at delta.com.

Endnotes
_____________________________________________

A Note 1 to the attached Consolidated Statements of Operations shows a reconciliation of Delta’s net loss reported under accounting principles generally accepted in the United States (GAAP) to the net loss excluding reorganization and special items, as well as reconciliations of other financial measures including and excluding reorganization and special items. Delta excludes reorganization and special items because the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

B Reorganization items are items of income, expense, gain or loss that are realized or incurred by us due to our reorganization under Chapter 11 of the U.S. Bankruptcy Code. In accordance with GAAP, these items are required to be separately classified in the Consolidated Statements of Operations.

C Includes the impact of fuel price increases reflected in both fuel expense and contract carrier arrangements in the Consolidated Statements of Operations.

D Delta presents mainline unit costs excluding fuel expense and special items because management believes (a) high fuel prices during the September 2006 quarter partially mask the progress the Company achieved toward its business plan targets and (b) the exclusion of the special items is helpful to investors to evaluate the Company’s recurring operational performance.

E To achieve a more uniform comparison of Delta's PRASM to the industry, PRASM is adjusted as though other airlines' routes are the same average length of haul as Delta's.

F SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”.

-more-

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the actions and decisions of our creditors and other third parties with interests in our Chapter 11 proceedings; our ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to time; our ability to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceedings and to consummate all of the transactions contemplated by one or more such plans of reorganization or upon which consummation of such plans may be conditioned; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm one or more plans of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases; our ability to obtain and maintain normal terms with vendors and service providers; our ability to maintain contracts that are critical to our operations; our ability to maintain adequate liquidity to fund and execute our business plan during the Chapter 11 proceedings and in the context of a plan of reorganization and thereafter; our ability to comply with financial covenants in our financing agreements; labor issues, including our ability to reduce our pilot labor costs to the level called for by our business plan and possible strikes or job actions by unionized employees; our ability to implement our business plan successfully; the cost of aircraft fuel; pension plan funding obligations; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; restructurings by competitors; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K, filed on March 27, 2006 and its Form 10-Q, filed on November 9, 2006.

The risks and uncertainties and the terms of any reorganization plan ultimately confirmed can affect the value of our various pre-petition liabilities, common stock and/or other securities.  No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these liabilities or securities.

We believe that our currently outstanding common stock will have no value and will be canceled under any plan of reorganization we propose, and that the value of our various pre-petition liabilities and other securities is highly speculative.  Accordingly, we urge that caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.  Investors and other interested parties can obtain information about Delta’s Chapter 11 filing on the Internet at delta.com/restructure. Court filings and claims information are available at deltadocket.com.  Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of November 9, 2006, and which Delta has no current intention to update.

-more-

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended
	September 30,		Percent
(In millions)	2006	2005	Change
OPERATING REVENUE:
Passenger:
Mainline	$3,227	$3,041	6.1%
Regional affiliates	1,016	850	19.5%
Cargo	121	128	-5.5%
Other, net	295	289	2.1%
Total operating revenue	4,659	4,308	8.1%
OPERATING EXPENSES:
Aircraft fuel	1,242	1,203	3.2%
Salaries and related costs	1,008	1,235	-18.4%
Contract carrier arrangements (a)	724	313	131.3%
Depreciation and amortization	293	317	-7.6%
Contracted services	273	275	-0.7%
Landing fees and other rents	197	216	-8.8%
Passenger commissions and other selling expenses	233	244	-4.5%
Aircraft maintenance materials and outside repairs	183	215	-14.9%
Passenger service	95	90	5.6%
Aircraft rent	70	141	-50.4%
Restructuring, asset writedowns, pension settlements, and related items, net	(2)	85	NM
Other	175	214	-18.2%
Total operating expenses	4,491	4,548	-1.3%
OPERATING INCOME (LOSS)	168	(240)	NM
OTHER (EXPENSE) INCOME:
Interest expense (contractual interest expense equals $299 for the three months ended September 30, 2006)	(222)	(277)	19.9%
Interest income	16	17	-5.9%
Miscellaneous expense, net	(31)	-	NM
Total other expense, net	(237)	(260)	8.9%
LOSS BEFORE REORGANIZATION ITEMS, NET	(69)	(500)	86.2%
REORGANIZATION ITEMS, NET	98	(607)	NM
INCOME (LOSS) BEFORE INCOME TAXES	29	(1,107)	NM
INCOME TAX BENEFIT (PROVISION)	23	(23)	NM
NET INCOME (LOSS)	52	(1,130)	NM
PREFERRED STOCK DIVIDENDS	-	(4)	NM
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON
SHAREOWNERS	$52	$(1,134)	NM
NET INCOME (LOSS) EXCLUDING REORGANIZATION AND SPECIAL ITEMS	$(46)	$(438)	89.5%
OPERATING MARGIN	3.6%	-5.6%	9.2	pts

(a) Includes the operations under contract carrier agreements with unaffiliated regional carriers: Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; Shuttle America for the three months ended September 30, 2006 and from September 1 through September 30, 2005; ASA for the three months ended September 30, 2006 and from September 8 through September 30, 2005; and Freedom for the three months ended September 30, 2006.

-more-

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Consolidated Statements of Operations
(Unaudited)
	Nine Months Ended
	September 30,		Percent
(In millions)	2006	2005	Change
OPERATING REVENUE:
Passenger:
Mainline	$8,992	$8,735	2.9%
Regional affiliates	2,909	2,370	22.7%
Cargo	372	387	-3.9%
Other, net	760	771	-1.4%
Total operating revenue	13,033	12,263	6.3%
OPERATING EXPENSES:
Aircraft fuel	3,282	3,141	4.5%
Salaries and related costs	3,188	3,944	-19.2%
Contract carrier arrangements (a)	1,993	728	173.8%
Depreciation and amortization	912	956	-4.6%
Contracted services	791	817	-3.2%
Landing fees and other rents	680	658	3.3%
Passenger commissions and other selling expenses	679	745	-8.9%
Aircraft maintenance materials and outside repairs	566	598	-5.4%
Passenger service	247	269	-8.2%
Aircraft rent	238	435	-45.3%
Restructuring, asset write downs, pension settlements, and related items, net	17	712	-97.6%
Other	388	586	-33.8%
Total operating expenses	12,981	13,589	-4.5%
OPERATING INCOME (LOSS)	52	(1,326)	NM
OTHER (EXPENSE) INCOME:
Interest expense (contractual interest expense equals $914 for the nine months ended September 30, 2006)	(663)	(833)	20.4%
Interest income	46	45	2.2%
Miscellaneous expense, net	(12)	(1)	NM
Total other expense, net	(629)	(789)	20.3%
LOSS BEFORE REORGANIZATION ITEMS, NET	(577)	(2,115)	72.7%
REORGANIZATION ITEMS, NET	(3,685)	(607)	NM
LOSS BEFORE INCOME TAXES	(4,262)	(2,722)	-56.6%
INCOME TAX BENEFIT	40	139	-71.2%
NET LOSS	(4,222)	(2,583)	-63.5%
PREFERRED STOCK DIVIDENDS	(2)	(15)	86.7%
NET LOSS ATTRIBUTABLE TO COMMON
SHAREOWNERS	$(4,224)	$(2,598)	-62.6%
NET LOSS EXCLUDING REORGANIZATION AND SPECIAL ITEMS	$(227)	$(1,425)	84.1%
OPERATING MARGIN	0.4%	-10.8%	11.2	pts

(a) Includes the operations under contract carrier agreements with unaffiliated regional carriers: Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; Shuttle America for the nine months ended September 30, 2006 and from September 1 through September 30, 2005; ASA for the nine months ended September 30, 2006 and from September 8 through September 30, 2005; and Freedom for the nine months ended September 30, 2006.

-more-

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Statistical Summary
(Unaudited)

	Three Months Ended
	September 30,				Percent
	2006		2005		Change
Consolidated:
Revenue Passenger Miles (millions) (a)	31,784		32,513		-2.2%
Available Seat Miles (millions) (a)	39,643		41,045		-3.4%
Passenger Mile Yield (a)	13.35	¢	11.97	¢	11.5%
Operating Revenue Per Available Seat Mile (a)	11.75	¢	10.50	¢	11.9%
Passenger Revenue Per Available Seat Mile (a)	10.70	¢	9.48	¢	12.9%
Operating Cost Per Available Seat Mile (a)	11.33	¢	11.08	¢	2.3%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1 (a)	11.33	¢	10.87	¢	4.2%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1 (a)	8.20	¢	7.94	¢	3.3%
Passenger Load Factor (a)	80.2%		79.2%		1.0	pts
Breakeven Passenger Load Factor (a)	77.0%		84.1%		-7.1	pts
Breakeven Passenger Load Factor - excluding special items- see Note 1 (a)	77.0%		82.4%		-5.4	pts
Passengers Enplaned (thousands) (a)	27,556		30,870		-10.7%
Fuel Gallons Consumed (millions)	566		660		-14.2%
Average Price Per Fuel Gallon, net of hedging losses	$2.19		$1.82		20.3%
Number of Aircraft in Fleet, End of Period	607		682		-11.0%
Full-Time Equivalent Employees, End of Period	51,000		58,000		-12.1%
Mainline:
Revenue Passenger Miles (millions)	27,220		28,292		-3.8%
Available Seat Miles (millions)	33,679		35,148		-4.2%
Operating Cost Per Available Seat Mile	10.15	¢	10.25	¢	-1.0%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1	10.15	¢	10.01	¢	1.4%
Operating Costs Per Available Seat Mile - excluding fuel expense and special items - see Note 1	6.77	¢	7.11	¢	-4.8%
Number of Aircraft in Fleet, End of Period	440		508		-13.4%

 (a) Includes the operations under contract carrier agreements with unaffiliated regional carriers: Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; Shuttle America for the three months ended September 30, 2006 and from September 1 through September 30, 2005; ASA for the three months ended September 30, 2006 and from September 8 through September 30, 2005; and Freedom for the three months ended September 30, 2006.

-more-

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Statistical Summary
(Unaudited)

	Nine Months Ended
	September 30,				Percent
	2006		2005		Change
Consolidated:
Revenue Passenger Miles (millions) (a)	88,220		92,353		-4.5%
Available Seat Miles (millions) (a)	111,963		119,397		-6.2%
Passenger Mile Yield (a)	13.49	¢	12.03	¢	12.1%
Operating Revenue Per Available Seat Mile (a)	11.64	¢	10.27	¢	13.3%
Passenger Revenue Per Available Seat Mile (a)	10.63	¢	9.30	¢	14.3%
Operating Cost Per Available Seat Mile (a))	11.59	¢	11.38	¢	1.8%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1 (a)	11.48	¢	10.79	¢	6.4%
Operating Cost Per Available Seat Mile - excluding fuel expense and special items - see Note 1 (a)	8.55	¢	8.15	¢	4.9%
Passenger Load Factor (a)	78.8%		77.4%		1.4	pts
Breakeven Passenger Load Factor (a)	78.5%		86.6%		-8.1	pts
Breakeven Passenger Load Factor - excluding special items- see Note 1 (a)	76.4%		81.6%		-5.2	pts
Passengers Enplaned (thousands) (a)	80,308		91,682		-12.4%
Fuel Gallons Consumed (millions)	1,600		1,941		-17.6%
Average Price Per Fuel Gallon, net of hedging losses	$2.05		$1.62		26.5%
Number of Aircraft in Fleet, End of Period	607		682		-11.0%
Full-Time Equivalent Employees, End of Period	51,000		58,000		-12.1%
Mainline:
Revenue Passenger Miles (millions)	75,359		80,274		-6.1%
Available Seat Miles (millions)	95,208		102,307		-6.9%
Operating Cost Per Available Seat Mile	10.47	¢	10.69	¢	-2.1%
Operating Cost Per Available Seat Mile - excluding special items - see Note 1	10.34	¢	10.00	¢	3.4%
Operating Costs Per Available Seat Mile - excluding fuel expense and special items - see Note 1	7.18	¢	7.42	¢	-3.2%
Number of Aircraft in Fleet, End of Period	440		508		-13.4%

(a) Includes the operations under contract carrier agreements with unaffiliated regional carriers: Chautauqua Airlines, Inc. and SkyWest Airlines, Inc. for all periods presented; Shuttle America for the nine months ended September 30, 2006 and from September 1 through September 30, 2005; ASA for the nine months ended September 30, 2006 and from September 8 through September 30, 2005; and Freedom for the nine months ended September 30, 2006.

-more-

DELTA AIR LINES, INC.
Debtor and Debtor-In Possession
Selected Balance Sheet Data
(In Millions)

	September 30,	December 31,
	2006	2005
	(Unaudited)

Cash and cash equivalents [1]	$2,283	$2,008
Short-term investments	525	-
Restricted cash, including noncurrent	1,072	928
Total assets	20,681	20,039
Total debt and capital leases, including current maturities	7,781	7,743
Total liabilities subject to compromise	20,943	17,380
Total shareowners' deficit	(13,871)	(9,895)

 1Cash and cash equivalents as of September 30, 2006 and December 31, 2005, includes $128 million and $155 million, respectively, to be used for payment of certain operational taxes and fees to various governmental authorities.

-more-

Note 1: The following tables reconcile certain financial measures adjusted for the items shown below

	Three Months Ended September 30,				Nine Months Ended September 30,				One Month Ended September 30,

(in millions)	2006		2005		2006		2005		2006	2005
Net income (loss)	$52		$(1,130)		$(4,222)		$(2,583)		$(6)	$(931)
Items excluded:
Pension and related charges	-		85		-		702		-	85
Aircraft charges	-		-		-		10		-	-
Accounting Adjustments	-		-		310		-		-	-
Reorganization items, net	(98)		607		3,685		607		(128)	607
Deferred Tax reserve	-		-		-		(161)		-	-
Total items excluded	(98)		692		3,995		1,158		(128)	692
Net loss excluding special items	$(46)		$(438)		$(227)		$(1,425)		$(134)	$(239)

(in millions)
Operating expenses	$4,491		$4,548		$12,981		$13,589
Items excluded:
Pension and related charges	-		(85)		-		(702)
Accounting Adjustments	-		-		(121)		-
Aircraft charges	-		-		-		(10)
Total items excluded	-		(85)		(121)		(712)
Operating expenses excluding special items	$4,491		$4,463		$12,860		$12,877

(in millions)
Mainline operating expenses	$3,418		$3,604		$9,973		$10,942
Items excluded:
Pension and related charges	-		(85)		-		(702)
Accounting Adjustments	-		-		(121)		-
Aircraft charges	-		-		-		(10)
Total items excluded	-		(85)		(121)		(712)
Mainline operating expenses excluding special items	$3,418		$3,519		$9,852		$10,230
Fuel expense	($1,138)		($1,019)		($3,007)		($2,634)
Mainline operating expenses excluding fuel expense and special items	$2,280		$2,500		$6,845		$7,596

CASM	11.33	¢	11.08	¢	11.59	¢	11.38	¢
Items excluded:
Pension and related charges	-		(0.21)		-		(0.58)
Accounting Adjustments	-		-		(0.11)		-
Aircraft charges	-		-		-		(0.01)
Total items excluded	-		(0.21)		(0.11)		(0.59)
CASM excluding special items	11.33	¢	10.87	¢	11.48	¢	10.79	¢
Fuel expense	(3.13)		(2.93)		(2.93)		(2.64)
CASM excluding fuel expense and special items	8.20	¢	7.94	¢	8.55	¢	8.15	¢

-more-

Mainline CASM	10.15	¢	10.25	¢	10.47	¢	10.69	¢
Items excluded:
Pension and related charges	-		(0.24)		-		(0.68)
Accounting Adjustments	-		-		(0.13)		-
Aircraft charges	-		-		-		(0.01)
Total items excluded	-		(0.24)		(0.13)		0.69
Mainline CASM excluding special items	10.15	¢	10.01	¢	10.34	¢	10.00	¢
Fuel expense	(3.38)		(2.90)		(3.16)		2.58
Mainline CASM excluding fuel expense and special items	6.77	¢	7.11	¢	7.18	¢	7.42	¢

Breakeven load factor	77.0%		84.1%		78.5%		86.6%
Items excluded:
Pension and related charges	-		(1.7)		-		(4.9)
Accounting Adjustments	-		-		(2.1)		-
Aircraft charges	-		-		-		(0.1)
Total items excluded	-		(1.7)		(2.1)		(5.0)
Breakeven load factor excluding special items	77.0%		82.4%		76.4%		81.6%

	Three
	Months Ended
(in millions)	September 30,
Capital Expenditures	2006
Flight equipment additions	$69
Ground property & equipment additions	26
Capital expenditures	$95

-more-

Note 2: September 2006 Quarter Traffic, Capacity, Load Factor, Yield and Unit Revenue vs. September 2005 Quarter

Year-Over-Year Change
	North America	Atlantic	Latin America	Pacific
Traffic	(11.6%)	25.7%	33.7%	3.7%
Capacity	(13.1%)	28.1%	28.4%	(0.2%)
Load Factor	1.4 pts	(1.5 pts)	2.9 pts	3.3 pts
Yield	16.1%	3.2%	5.1%	9.7%
Passenger Unit Revenue	18.1%	1.3%	9.4%	13.9%

Note 3: 2006 Capacity Guidance

	4Q 2006	Full Year 2006
System Domestic International Mainline Domestic International	Down 2 - 4% Down 9 - 11% Up 21 - 23% Down 3 - 5% Down 12 - 14% Up 22 - 24%	Down 5 - 7% Down 12 - 14% Up 20 - 22% Down 5 - 7% Down 15 - 17% Up 20 - 22%

###